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                                                                    EXHIBIT 23.6



                       [DAIN RAUSCHER WESSELS LETTERHEAD]


                                  June 30, 1998

Board of Directors
Midland Resources, Inc.
616 F.M. 1960 West
Suite 600
Houston, TX 77090-3027

Gentlemen:

Dain Rauscher Wessels, a division of Dain Rauscher Incorporated, consents to the use of our opinions, including letters and related analyses, in whole or in part, in any registration statement, prospectus or proxy statement relating to the proposed merger of Midland Resources, Inc. and Vista Resources Partners, L.P.

                                   Very truly yours,

                                   Dain Rauscher Wessels
                                   a division of Dain Rauscher Incorporated